EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended November 5, 2010

Current month			Performance* (Subject to verification)				Risk Metrics* (Dec 2005 – Nov 2010)
Class	Week ROR	MTD Nov 2010	1 yr Annualized ROR	3 yr Annualized ROR	5 yr Annualized ROR	10 yr Annualized ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	3.3%	3.3%	2.2%	5.1%	6..9%	7.4%	6.9%	12.7%	-16.5%	0.6	0.9
B**	3.3%	3.3%	1.6%	4.4%	6.1%	N/A	6.1%	12.6%	-17.1%	0.5	0.8
Legacy 1***	3.3%	3.3%	3.7%	N/A	N/A	N/A	2.1%	11.1%	-10.9%	0.2	0.3
Legacy 2***	3.2%	3.2%	3.4%	N/A	N/A	N/A	1.8%	11.1%	-11.1%	0.2	0.2
Global 1***	2.6%	2.6%	-0.2%	N/A	N/A	N/A	-0.2%	10.7%	-13.3%	0.0	0.0
Global 2***	2.6%	2.6%	-0.5%	N/A	N/A	N/A	-0.6%	10.6%	-13.5%	0.0	-0.1
Global 3***	2.6%	2.6%	-2.2%	N/A	N/A	N/A	-2.4%	10.7%	-14.6%	-0.2	-0.3

S&P 500 Total Return Index****	3.6%	3.6%	13.9%	-4.0%	1.7%	1.2%	1.7%	17.7%	-51.0%	0.2	0.1
Barclays Capital U.S. Long Gov Index****	-0.9%	-0.9%	8.0%	7.0%	7.1%	7.4%	7.1%	11.1%	-12.3%	0.7	1.1

*	Performance metrics are calculated using November 2010 month-to-date performance estimates
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
Ags/Softs	22%	Long	Corn	3.3%	Long	13%	Long	Soybeans	2.2%	Long
			Soybeans	3.2%	Long			Cotton	1.9%	Long
Currencies	21%	Short $	Canadian Dollars	1.9%	Long	24%	Short $	Canadian Dollars	3.9%	Long
			Australian Dollars	1.7%	Long			Mexican Pesos	2.3%	Long
Energy	12%	Long	Crude Oil	4.2%	Long	15%	Long	Crude Oil	8.1%	Long
			Natural Gas	2.4%	Short			Natural Gas	3.2%	Short
Equities	16%	Long	Hang Seng	3.1%	Long	21%	Long	Hang Seng	3.7%	Long
			Dax Index	2.4%	Long			Dax Index	3.0%	Long
Fixed Income	15%	Long	U.S. 2-Year Treasury Notes	4.4%	Long	19%	Long	U.S. 2-Year Treasury Notes	5.9%	Long
			U.S. 10-Year Treasury Notes	3.0%	Long			U.S. 10-Year Treasury Notes	3.7%	Long
Metals	13%	Long	Gold	3.3%	Long	7%	Long	Copper	1.6%	Long
			Copper	2.4%	Long			Gold	1.1%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Ags/Softs
Grains prices generally moved higher as a result of bullish forecasts for U.S. grain exports.  Sugar prices also rose following reports the Indian government may consider imposing export restrictions on sugar, fostering global supply concerns.

Currencies
The U.S. dollar weakened sharply against major counterparts after news the U.S. Federal Reserve would be infusing capital into the financial system as a part of its latest quantitative easing.  Investors worldwide drove higher-yielding currencies steadily higher, including the Australian and New Zealand dollars, in response to the change in monetary policy.

Energy
Crude oil prices rallied over 6% following the sharp decline in the U.S. dollar.  Furthering crude oil’s rally was news the global inventories have begun to decrease in recent weeks.  Investors moved natural gas markets lower on speculation the U.S. Energy Information Agency would be announcing an increase in U.S. storage.

Equities
North American equity markets moved generally higher following news non-farm and private payrolls in the U.S. had risen for October.  In Europe, investors drove equity markets higher on beliefs the changes made to the monetary policy in the U.S. would have a positive impact on the global economy.  The Japanese Nikkei 225 Index also rose as a result of strong gains among several large Japanese technology companies.

Fixed Income
U.S. fixed-income markets moved higher ahead of last week’s FOMC announcement, as investors bought safer U.S. debt instruments.  In the European fixed-income markets, German Bund prices moved higher as investors reduced their exposure to riskier assets early in the week.

Metals
Investors bought precious metals in an attempt to hedge U.S. dollar exposure, causing precious metals markets to rise.  In the base metals markets, copper prices increased on belief further quantitative easing in the U.S. would benefit the industrial sector.  The rally in the copper markets was aided by concerns a strike at a key copper mine in Chile would impact supply.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.